Exhibit 21.1

List of Registrant’s subsidiaries

List of Registrant’s subsidiaries

I.	Registrant’s Subsidiaries

CMR Web-learning Co., Ltd.

Beijing Hongcheng Liye Technology Co., Ltd.

Beijing Beiyuda Education Technology Co., Ltd.

Dalian Dongcai Technology Co., Ltd.

Zhong Nongda Networks Development Co., Ltd.

Beijing WITT Education Consultant Management Co., Ltd.

Beijing WITT Science Co., Ltd.

Beijing BCIT Science and Education Management Consulting Limited

Beijing Xuezhi Times Education Science Co., Ltd.

Beijing Gotop Education Co., Ltd.

Tianjin Gaotuo Hongcheng Education Technology Co., Ltd.

Beijing Distance Education Technology Co., Ltd.

Hongcheng Technology Development Co., Ltd.

Beijing Ming Dao Yuan Technology Co. Ltd.

Chongqing Chongda Yuanxing Co., Ltd.

Beijing BCIT Science and Education Management Consulting Limited (BVI)

BJ—WITT EDU MAN. LTD. (BVI)

Beijing Gotop Electronic Science Co., Ltd.

List of Registrant’s subsidiaries

Tianjin Gotop Electric Science Co., Ltd.

Jingzhou Tianchang Investment Co., Ltd.

Jingzhou Middle School South Campus

Pingdingshan Wellent Bilingual School

Anqing Foreign Language Middle School

II.	Registrant’s Variable Interest Entities

Xiandai Xingye Network Technology Co., Ltd.

Beijing Hongcheng Education Technology Co., Ltd.